EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS APRIL 2005

OPERATIONAL PERFORMANCE

HOUSTON, May 2, 2005 - Continental Airlines (NYSE: CAL) today reported an April consolidated (mainline plus regional) load factor of 77.5 percent, 1.1 points above last year's April consolidated load factor, and a mainline load factor of 78.2 percent, 1.2 points above last year's April mainline load factor. The carrier reported a domestic mainline load factor of 80.0 percent, 2.0 points above April 2004, and an international mainline April load factor of 75.9 percent, 0.3 points above April 2004. All four were operational records for April.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 80.4 percent and a systemwide mainline completion factor of 99.8 percent.

In April 2005, Continental flew 6.4 billion consolidated revenue passenger miles (RPMs) and 8.2 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 6.6 percent and a capacity increase of 5.1 percent as compared to April 2004. In April 2005, Continental flew 5.7 billion mainline RPMs and 7.3 billion mainline ASMs, resulting in a mainline traffic increase of 5.6 percent and a mainline capacity increase of 4.0 percent as compared to April 2004. Domestic mainline traffic was 3.2 billion RPMs in April 2005, up 1.0 percent from April 2004, and domestic mainline capacity was 4.1 billion ASMs, down 1.5 percent from April 2004.

For the month of April 2005, both consolidated and mainline passenger revenue per available seat mile (RASM) are estimated to have increased between 2.0 and 3.0 percent compared to April 2004. For March 2005, consolidated passenger RASM increased 4.6 percent compared to March 2004 and mainline passenger RASM increased 5.3 percent.

Continental's regional operations (Continental Express) set a record April load factor of 72.0 percent, 1.3 points above last year's April load factor. Regional RPMs were 700.1 million and regional ASMs were 972.2 million in April 2005, resulting in a traffic increase of 15.5 percent and a capacity increase of 13.4 percent versus April 2004.

Continental Airlines is the world's sixth-largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,000 daily departures throughout the Americas, Europe and Asia, serving 150 domestic and 130 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 56 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class."

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that we will be able to obtain the needed pay and benefit reductions from our flight attendants or that the ratified agreements with our pilots, mechanics, dispatchers and simulator engineers will enable us to achieve the cost reductions expected as a result of such agreements, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
APRIL	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,249,637	3,218,033	1.0 Percent

International	2,244,048	2,171,308	12.4 Percent
Transatlantic	1,194,072	1,013,118	17.9 Percent
Latin America	771,938	720,148	7.2 Percent
Pacific	474,038	438,042	8.2 Percent

Mainline	5,689,686	5,389,341	5.6 Percent
Regional	700,073	606,368	15.5 Percent
Consolidated	6,389,759	5,995,709	6.6 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,060,741	4,123,551	(1.5) Percent

International	3,215,833	2,871,138	12.0 Percent
Transatlantic	1,485,447	1,254,636	18.4 Percent
Latin America	1,044,619	1,009,621	3.5 Percent
Pacific	685,767	606,881	13.0 Percent

Mainline	7,276,574	6,994,689	4.0 Percent
Regional	972,189	857,093	13.4 Percent
Consolidated	8,248,763	7,851,782	5.1 Percent

PASSENGER LOAD FACTOR
Domestic	80.0 Percent	78.0 Percent	2.0 Points

International	75.9 Percent	75.6 Percent	0.3 Points
Transatlantic	80.4 Percent	80.8 Percent	(0.4) Points
Latin America	73.9 Percent	71.3 Percent	2.6 Points
Pacific	69.1 Percent	72.2 Percent	(3.1) Points

Mainline	78.2 Percent	77.0 Percent	1.2 Points
Regional	72.0 Percent	70.7 Percent	1.3 Points
Consolidated	77.5 Percent	76.4 Percent	1.1 Points

ONBOARD PASSENGERS
Mainline	3,714,237	3,639,368	2.1 Percent
Regional	1,270,584	1,127,470	12.7 Percent
Consolidated	4,984,821	4,766,838	4.6 Percent

CARGO REVENUE TON MILES (000)
Total	81,903	85,350	(4.0) Percent

YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	12,411,004	11,876,364	4.5 Percent

International	9,437,792	8,226,137	14.7 Percent
Transatlantic	4,181,258	3,484,378	20.0 Percent
Latin America	3,217,826	2,900,425	10.9 Percent
Pacific	2,038,708	1,841,334	10.7 Percent

Mainline	21,848,796	20,102,501	8.7 Percent
Regional	2,652,764	2,147,880	23.5 Percent
Consolidated	24,501,560	22,250,381	10.1 Percent

AVAILABLE SEAT MILES (000)
Domestic	15,719,981	16,186,946	(2.9) Percent

International	12,402,212	11,082,001	11.9 Percent
Transatlantic	5,435,862	4,608,142	18.0 Percent
Latin America	4,211,120	4,012,790	4.9 Percent
Pacific	2,755,230	2,461,069	12.0 Percent

Mainline	28,122,193	27,268,947	3.1 Percent
Regional	3,712,128	3,256,606	14.0 Percent
Consolidated	31,834,321	30,525,553	4.3 Percent

PASSENGER LOAD FACTOR
Domestic	79.0 Percent	73.4 Percent	5.6 Points

International	76.1 Percent	74.2 Percent	1.9 Points
Transatlantic	76.9 Percent	75.6 Percent	1.3 Points
Latin America	76.4 Percent	72.3 Percent	4.1 Points
Pacific	74.0 Percent	74.8 Percent	(0.8) Points

Mainline	77.7 Percent	73.7 Percent	4.0 Points
Regional	71.5 Percent	66.0 Percent	5.5 Points
Consolidated	77.0 Percent	72.9 Percent	4.1 Points

ONBOARD PASSENGERS
Mainline	14,313,367	13,555,978	5.6 Percent
Regional	4,794,264	4,020,223	19.3 Percent
Consolidated	19,107,631	17,576,201	8.7 Percent

CARGO REVENUE TON MILES (000)
Total	342,627	335,795	2.0 Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
APRIL	2005	2004	Change
On-Time Performance[1]	80.4%	78.6%	1.8 Points
Completion Factor[2]	99.8%	99.9%	(0.1) Points

YEAR-TO-DATE	2005	2004	Change
On-Time Performance[1]	77.0%	79.5%	(2.5) Points
Completion Factor[2]	99.5%	99.6%	(0.1) Points

March 2005 consolidated breakeven load factor[3,4]			84.1 Percent
March 2005 year-over-year consolidated RASM change			4.6 Percent
March 2005 year-over-year mainline RASM change			5.3 Percent
April 2005 estimated year-over-year consolidated RASM change			2.0-3.0 Percent
April 2005 estimated year-over-year mainline RASM change			2.0-3.0 Percent
April 2005 estimated average price per gallon of fuel, including fuel taxes			1.70 Dollars
April 2005 estimated consolidated breakeven load factor[3,5]			75 Percent
April 2005 actual consolidated load factor[6]			77.5 Percent
May 2005 estimated consolidated breakeven load factor[3]			79 Percent

1 Department of Transportation Arrivals within 14 minutes

2 Systemwide Mainline Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

4 Non-cash curtailment charge related to pilots' pension plan increased the breakeven load factor by 5 percentage points.

5 Gains related to the contribution of XJT shares to the pension plan decrease the breakeven load factor by 6 percentage points.

6 Includes Continental Airlines and Continental Express.

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